Exhibit 99.1

NEWS RELEASE

CONTACTS: Media Sarah Cassella Manager External Communications T - (412) 433-6777 E - sacassella@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION REPORTS 2015 FOURTH QUARTER AND FULL-YEAR RESULTS WITH STRONG LIQUIDITY AND POSITIVE OPERATING CASH FLOW UNDER CHALLENGING MARKET CONDITIONS

•	Full-year net loss of $1.5 billion, or $10.32 per diluted share-
Adjusted net loss of $262 million, or $1.79 per diluted share

•	Full-year adjusted EBITDA of $202 million

•	Operating cash flow of $359 million for 2015

•	Total liquidity of $2.4 billion, including $755 million of cash

•	Carnegie Way benefits of $815 million realized in 2015

PITTSBURGH, January 26, 2016 – United States Steel Corporation (NYSE: X) reported a full-year 2015 net loss of $1.5 billion, or $10.32 per diluted share, which included items totaling $1.2 billion, or $8.53 per diluted share, that were excluded to arrive at adjusted net loss of $262 million, or $1.79 per diluted share. These adjustments consist of charges of $426 million, or $2.92 per diluted share, primarily due to non-cash charges for restructuring and other strategic actions, a charge of $36 million, or $0.25 per diluted share, related to the retirement of our 2.75% Senior Convertible Notes, a non-cash impairment charge for an equity investment of $18 million, or $0.12 per diluted share, and a non-cash charge of $766 million, or $5.24 per diluted share, for a full valuation allowance related to the Company's domestic deferred tax assets. For the full-year 2014, U. S. Steel

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reported net income of $102 million, or $0.69 per diluted share, which included net charges of $574 million, or $3.78 per diluted share, primarily due to non-cash charges for strategic actions.
Fourth quarter 2015 net loss of $999 million, or $6.83 per diluted share, compares to fourth quarter 2014 net income of $275 million, or $1.83 per diluted share, and a third quarter 2015 net loss of $173 million, or $1.18 per diluted share.
For a description of the non-generally accepted accounting principles (non-GAAP) measures and a reconciliation to net earnings (loss) attributable to U. S. Steel and earnings (loss) before interest and income taxes (EBIT) see the Non-GAAP Financial Measures section.

Earnings Highlights

(Dollars in millions, except per share amounts)	4Q 2015	3Q 2015	4Q 2014	2015	2014
Net Sales	$2,572	$2,830	$4,072	$11,574	$17,507
Segment (loss) earnings before interest and income taxes (EBIT)
Flat-Rolled	$(88)	$(18)	$247	$(237)	$709
U. S. Steel Europe	6	18	34	81	133
Tubular	(64)	(50)	121	(179)	261
Other Businesses	9	10	18	33	82
Total Segment EBIT	$(137)	$(40)	$420	$(302)	$1,185
Postretirement benefit expense	(5)	(11)	(24)	(43)	(114)
Other items not allocated to segments	(164)	(119)	1	(710)	(658)
EBIT	$(306)	$(170)	$397	$(1,055)	$413
Net interest and other financial costs	87	53	50	257	243
Income tax provision (benefit)	606	(50)	72	196	68
Net (loss) earnings attributable to United States Steel Corporation	$(999)	$(173)	$275	$(1,508)	$102
-(Loss) earnings per basic share	$(6.83)	$(1.18)	$1.89	$(10.32)	$0.71
-(Loss) earnings per diluted share	$(6.83)	$(1.18)	$1.83	$(10.32)	$0.69

Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA)	$(13)	$85	$534	$202	$1,698

Commenting on results, U. S. Steel President and Chief Executive Officer Mario Longhi said, “The $815 million of Carnegie Way benefits we realized in 2015 show that we continue to make significant progress on our journey toward our goal of achieving economic profit across the business cycle. Our progress is real and it is substantial, but our fourth quarter and full-year results show that it is not yet enough to fully overcome some of the worst market and business conditions we have seen."

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Segment loss before interest and income taxes was $137 million, or $37 per ton, for the fourth quarter of 2015 compared to segment loss before interest and income taxes of $40 million, or $10 per ton, in the third quarter of 2015 and segment earnings before interest and income taxes of $420 million, or $92 per ton, in the fourth quarter of 2014.
For the fourth quarter 2015, we recorded a tax provision of $606 million on our pre-tax loss of $393 million. For the full-year 2015, we recorded a tax provision of $196 million on our pre-tax loss of $1.3 billion. The tax provision for both periods includes the effects of a non-cash charge of $766 million for a full valuation allowance related to the Company's domestic deferred tax assets. A tax valuation allowance is required under accounting principles to record the effect on income tax expense of a change in the potential future realization of our deferred tax assets. The tax valuation allowance is subject to reversal upon the Company's return to sustained profitability. The accounting treatment of this non-cash item has no effect on the ability of the Company to use its net operating loss carryforwards and tax credits in the future to reduce cash tax payments. We do not expect to have a tax provision or benefit in 2016 on our domestic financial results.
Despite the significantly challenging market conditions, we maintained positive operating cash flow of $359 million for the year ended December 31, 2015. After retiring $379 million of debt in 2015, U. S. Steel still had $755 million of cash and $2.4 billion of total liquidity as of December 31.
Segment Analysis
Fourth quarter results for our Flat-Rolled segment declined as compared to the third quarter primarily due to a decrease in average realized prices. Imported flat-rolled products, much of which we believe are dumped and/or subsidized, continued to harm the domestic market, as they did for all of 2015, placing downward pressure on both our spot and our contract prices. Our average realized prices declined during the fourth quarter by approximately $30 per ton, while fourth quarter shipments were comparable to third quarter. Full-year Flat-Rolled segment results for 2015 declined from 2014 driven by lower shipments and average realized prices due primarily to the negative impact of imports, as described above, and high supply chain inventories partially offset by benefits provided by our Carnegie Way efforts.
    European segment results remained positive but declined compared to the third quarter. A decrease in average realized euro-based prices and shipments resulting from the negative effects of the continued surge of imports, much of which we believe are unfairly traded, were only partially offset by benefits from our Carnegie Way efforts and lower raw materials costs. The strengthening U.S. dollar also had a negative impact on fourth quarter European segment results. Full-year 2015 results for our European segment decreased from 2014 as

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the benefits from our Carnegie Way efforts could not counteract the negative price and foreign currency impacts described above.
Fourth quarter results for our Tubular segment declined as compared to the third quarter largely due to continued unfavorable market conditions and inefficiencies resulting from reduced production volumes. Shipments and prices continue to be adversely impacted by reduced drilling activity caused by low energy prices and high levels of inventory in the supply chain. Full-year Tubular segment results for 2015 decreased from 2014 primarily due to the negative impact of the high levels of tubular imports, much of which we believe are unfairly traded, and low energy prices which resulted in a decrease in shipments and average realized prices. These adverse impacts were partially offset by benefits provided by our Carnegie Way efforts.
2016 Outlook
Commenting on U. S. Steel’s outlook for 2016, Longhi said, “We are facing significant headwinds and uncertainty in many of the markets we serve but remain focused on continuing to improve our cost structure, developing differentiated solutions for our customers and creating more reliable and agile operating capabilities. We have a strong and growing pipeline of Carnegie Way projects that will provide benefits in our operating segments and all other areas of our company. The substantive changes and improvements we are making continue to increase our earnings power. We are working hard every day to serve our customers and are well positioned to respond to improving market conditions.”
At current market conditions, which include spot prices, import volumes and supply chain inventory levels, we would expect 2016 adjusted EBITDA to be near breakeven.
As overall market conditions improve during 2016, we would expect adjusted EBITDA to improve consistent with the pace and magnitude of any improvement in market conditions.
At current market conditions, we would expect lower results in each of our operating segments as compared to 2015. We would expect that the operating efficiencies related to our current facility configuration, lower raw materials, operating and overhead costs and additional Carnegie Way benefits would only partially offset the unfavorable effects of lower average realized prices and volumes.
We expect improved results for Other Businesses, primarily from real estate, and we expect lower post retirement benefits expenses.
Based on current market conditions, we expect approximately $500 million of cash benefits from working capital improvements in 2016, primarily related to better inventory management.
*****

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We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and Adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The company will conduct a conference call on fourth quarter earnings on Wednesday, January 27, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on “Current Information” under the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” and “Supplementary Data - Disclosures About Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2014, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

-oOo-
2016-003

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UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
(Dollars in millions, except per share amounts)	2015	2015	2014	2015	2014
NET SALES	$2,572	$2,830	$4,072	$11,574	$17,507

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,629	2,654	3,466	11,141	15,449
Selling, general and administrative expenses	81	99	117	389	523
Depreciation, depletion and amortization	129	136	138	547	627
Earnings from investees	(9)	(6)	(39)	(38)	(142)
Losses associated with U. S. Steel Canada Inc.	—	16	3	271	416
Restructuring and other charges	47	103	2	322	256
Net gain on disposal of assets	—	(1)	—	(2)	(23)
Other income, net	1	(1)	(12)	(1)	(12)

Total operating expenses	2,878	3,000	3,675	12,629	17,094

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES (EBIT)	(306)	(170)	397	(1,055)	413
Net interest and other financial costs	87	53	50	257	243

(LOSS) EARNINGS BEFORE INCOME TAXES	(393)	(223)	347	(1,312)	170
Income tax provision (benefit)	606	(50)	72	196	68

Net (loss) earnings	(999)	(173)	275	(1,508)	102
Less: Net loss attributable to the
noncontrolling interests	—	—	—	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$(999)	$(173)	$275	$(1,508)	$102

COMMON STOCK DATA:

Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(6.83)	$(1.18)	$1.89	$(10.32)	$0.71
Diluted	$(6.83)	$(1.18)	$1.83	$(10.32)	$0.69

Weighted average shares, in thousands
Basic	146,347	146,324	145,654	146,094	145,164
Diluted	146,347	146,324	150,481	146,094	152,103

Dividends paid per common share	$0.05	$0.05	$0.05	$0.20	$0.20

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UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Year Ended
	December 31,
(Dollars in millions)	2015	2014
Cash provided by (used in) operating activities:
Net (loss) earnings	$(1,508)	$102
Depreciation, depletion and amortization	547	627
Losses associated with U. S. Steel Canada Inc.	271	416
Restructuring and other charges	322	256
Pensions and other postretirement benefits	50	(235)
Deferred income taxes	226	76
Net gain on disposal of assets	(2)	(23)
Working capital changes(a)	535	135
Income taxes receivable/payable	6	161
Other operating activities	(88)	38
Total	359	1,553

Cash (used in) provided by investing activities:
Capital expenditures(a)	(500)	(480)
Acquisitions	(25)	—
Disposal of assets	4	29
Other investing activities	11	24
Total	(510)	(427)

Cash (used in) provided by financing activities:
Repayment of long-term debt	(379)	(325)
Receipts from exercise of stock options	1	13
Dividends paid	(29)	(29)
Total	(407)	(341)

Effect of exchange rate changes on cash	(41)	(35)

Net (decrease) increase in cash and cash equivalents	(599)	750
Cash and cash equivalents at beginning of the year	1,354	604

Cash and cash equivalents at end of the period	$755	$1,354
(a) 2014 amounts have been revised to correct a prior period error that resulted in additional capital expenditures of $61 million with the offsetting change to accounts payable.

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Dec. 31	Dec. 31
(Dollars in millions)	2015	2014
Cash and cash equivalents	$755	$1,354
Receivables, net	1,078	1,942
Inventories	2,090	2,496
Other current assets(a)	25	37
Total current assets(a)	3,948	5,829
Property, plant and equipment, net	4,411	4,574
Investments and long-term receivables, net	645	939
Intangible assets, net	196	204
Other assets(a)	126	467

Total assets(a)	$9,326	$12,013

Accounts payable	$1,508	$2,001
Payroll and benefits payable	462	1,003
Short-term debt and current maturities of long-term debt	45	378
Other current liabilities	149	187
Total current liabilities	2,164	3,569
Long-term debt, less unamortized discount	3,116	3,120
Employee benefits	1,101	1,117
Other long-term liabilities(a)	398	407
United States Steel Corporation stockholders' equity	2,546	3,799
Noncontrolling interests	1	1

Total liabilities and stockholders' equity(a)	$9,326	$12,013
(a) 2014 amounts have been adjusted to retroactively adopt Accounting Standards Update 2015-17, Balance
Sheet Classification of Deferred Taxes, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

We present EBITDA, adjusted EBITDA, adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share, which are non-GAAP measures, as an additional measurement to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA and adjusted net earnings (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
(Dollars in millions)	2015	2015	2014	2015	2014
Reconciliation to (loss) earnings before interest and income taxes (EBIT)
Adjusted EBITDA	$(13)	$85	$534	$202	$1,698
Losses associated with U. S. Steel Canada Inc.	—	(16)	(3)	(271)	(416)
Restructuring and other charges (a)	(47)	(12)	—	(78)	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	(91)	—	(91)	—
Loss on shutdown of coke production facilities	—	—	—	(153)	—
Granite City Works temporary idling charges	(99)	—	—	(99)	—
Impairment of equity investment	(18)	—	—	(18)	—
Impairment of carbon alloy facilities	—	—	4	—	(195)
Write-off of pre-engineering costs at Keetac	—	—	—	—	(37)
Gain on sale of real estate assets	—	—	—	—	55
Litigation reserves	—	—	—	—	(70)
Loss on assets held for sale	—	—	—	—	(14)
Curtailment gain	—	—	—	—	19
EBITDA	(177)	(34)	535	(508)	1,040
Depreciation, depletion and amortization expense	(129)	(136)	(138)	(547)	(627)
EBIT, as reported	$(306)	$(170)	$397	$(1,055)	$413
(a) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS
	Quarter Ended (a)			Year Ended (a)
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
(Dollars in millions, except per share amounts)	2015	2015	2014	2015	2014
Reconciliation to net (loss) earnings attributable to United States Steel Corporation
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(33)	$(103)	$274	$(262)	$676
Losses associated with U. S. Steel Canada Inc.	—	(10)	(1)	(145)	(385)
Restructuring and other charges (b)	(47)	(7)	—	(64)	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	(53)	—	(53)	—
Loss on shutdown of coke production facilities	—	—	—	(65)	—
Granite City Works temporary idling charges	(99)	—	—	(99)	—
Impairment of equity investment	(18)	—	—	(18)	—
Loss on retirement of senior convertible notes	(36)	—	—	(36)	—
Deferred tax asset valuation allowance	(766)	—	—	(766)	—
Impairment of carbon alloy facilities	—	—	2	—	(161)
Write-off of pre-engineering costs at Keetac	—	—	—	—	(30)
Gain on sale of real estate assets	—	—	—	—	45
Litigation reserves	—	—	—	—	(46)
Loss on assets held for sale	—	—	—	—	(9)
Curtailment gain	—	—	—	—	12
Total Adjustments	(966)	(70)	1	(1,246)	(574)
Net (loss) earnings attributable to United States Steel Corporation, as reported	$(999)	$(173)	$275	$(1,508)	102

Reconciliation to diluted net (loss) earnings per share
Adjusted diluted net (loss) earnings per share	$(0.23)	$(0.70)	$1.82	$(1.79)	$4.47
Losses associated with U. S. Steel Canada Inc.	—	(0.07)	(0.01)	(0.99)	(2.52)
Restructuring and other charges (b)	(0.32)	(0.05)	—	(0.44)	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	(0.36)	—	(0.37)	—
Loss on shutdown of coke production facilities	—	—	—	(0.44)	—
Granite City Works temporary idling charges	(0.68)	—	—	(0.68)	—
Impairment of equity investment	(0.12)	—	—	(0.12)	—
Loss on retirement of senior convertible notes	(0.25)	—	—	(0.25)	—
Deferred tax asset valuation allowance	(5.23)	—	—	(5.24)	—
Impairment of carbon alloy facilities	—	—	0.02	—	(1.06)
Write-off of pre-engineering costs at Keetac	—	—	—	—	(0.21)
Gain on sale of real estate assets	—	—	—	—	0.30
Litigation reserves	—	—	—	—	(0.31)
Loss on assets held for sale	—	—	—	—	(0.06)
Curtailment gain	—	—	—	—	0.08
Total adjustments	(6.60)	(0.48)	0.01	(8.53)	(3.78)
Diluted net loss per share, as reported	$(6.83)	$(1.18)	$1.83	$(10.32)	$0.69
(a) The adjustments included in this table have been tax affected at the quarterly effective tax rate with the exception of the fourth quarter of 2015 items which have been tax affected at a 0% tax rate due to the recognition of a full valuation allowance in the fourth quarter of 2015.
(b) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
(Dollars in millions)	2015	2015	2014	2015		2014
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES (EBIT)
Flat-Rolled	$(88)	$(18)	$247	$(237)		$709
U. S. Steel Europe	6	18	34	81		133
Tubular	(64)	(50)	121	(179)		261
Other Businesses	9	10	18	33		82

Total Segment EBIT	(137)	(40)	420	(302)		1,185
Postretirement benefit expense	(5)	(11)	(24)	(43)		(114)
Other items not allocated to segments:
Losses associated with U. S. Steel Canada Inc.	—	(16)	(3)	(271)		(416)
Restructuring and other charges	(47)	(12)	—	(78)		—
Loss on shutdown of Fairfield Flat-Rolled operations	—	(91)	—	(91)		—
Loss on shutdown of coke production facilities	—	—	—	(153)		—
Granite City Works temporary idling charges	(99)	—	—	(99)		—
Impairment of equity investment	(18)	—	—	(18)		—
Impairment of carbon alloy facilities	—	—	4	—		(195)
Write-off of pre-engineering costs at Keetac	—	—	—	—		(37)
Gain on sale of real estate assets	—	—	—	—		55
Litigation reserves	—	—	—	—		(70)
Loss on assets held for sale	—	—	—	—		(14)
Curtailment gain	—	—	—	—		19

EBIT	$(306)	$(170)	$397	$(1,055)		$413

CAPITAL EXPENDITURES
Flat-Rolled(a)	$84	$72	$135	$280		$322
U. S. Steel Europe	32	33	16	110		74
Tubular	27	35	16	102		76
Other Businesses	3	2	2	8		8

Total(a)	$146	$142	$169	$500	(b)	$480	(b)
(a) Prior period amounts have been revised to correct a prior period error that resulted in additional capital expenditures of $9 million for the quarter ended September 30, 2015 and additional capital expenditures of $32 million and $61 million for the quarter and year ended December 31, 2014 respectively.
(b) Excludes the non-cash increase in accrued capital expenditures of $59 million and $12 million for the years ended December 31, 2015, and 2014, respectively. The 2014 amount was revised to correct a prior period error that resulted in a reduction to the non-cash increase in accrued capital expenditures of $61 million.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
	2015	2015	2014	2015	2014
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	642	674	775	695	772
Flat-Rolled U.S. Facilities ($/net ton) (b)	642	674	775	695	782
U. S. Steel Europe ($/net ton)	477	516	600	516	667
U. S. Steel Europe (euro/net ton)	435	464	480	464	502
Tubular ($/net ton)	1,273	1,264	1,625	1,464	1,538
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,591	2,676	3,015	10,595	13,908
Flat-Rolled U.S. Facilities (b)	2,591	2,676	3,015	10,595	12,376
U. S. Steel Europe	982	1,020	1,108	4,357	4,179
Tubular	127	154	448	593	1,744
Total Steel Shipments	3,700	3,850	4,571	15,545	19,831

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	35	137	381	416	1,712
U. S. Steel Europe to Flat-Rolled	—	—	—	—	75
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,421	3,240	3,664	11,337	16,962
Flat-Rolled U.S. Facilities (b)	2,421	3,240	3,664	11,337	15,218
U. S. Steel Europe	1,054	1,133	1,313	4,669	4,788
Raw Steel Capability Utilization: (c)
Flat-Rolled	57%	66%	75%	60%	80%
Flat-Rolled U.S. Facilities (d)	57%	66%	75%	60%	78%
U. S. Steel Europe	84%	90%	104%	93%	96%
(a) Excludes intersegment shipments.
(b) Excludes U. S. Steel Canada Inc. for all periods presented.
(c) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for
U. S. Steel Europe. Prior to the permanent shutdown of the blast furnace and associated steelmaking operations, along with most of the flat-rolled finishing operations at Fairfield Works late in the the third quarter of 2015, annual raw steel production capability for Flat-Rolled was 19.4 million net tons. Prior to the CCAA filing and deconsolidation of U. S. Steel Canada Inc. on September 16, 2014, annual raw steel production capability for Flat-Rolled was 22.0 million net tons.
(d) AISI capability utilization rates include our U.S. facilities (Gary Works, Great Lakes Works, Mon Valley Works, Granite City Works and Fairfield Works).

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